Exhibit 99.2

Restoring Health, Transforming Lives Through Innovation 1 July 2022

Disclaimer (1 of 2)

This investor presentation ("Investor Presentation") is for information purpose and does not constitute an offer to sell, a solicitation of any offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of ZyVersa Therapeutics, Inc. ("ZyVersa"), Larkspur Health Acquisition Corp. ("Larkspur") or any of their affiliates. The Investor Presentation has been prepared to assist investors in making their own evaluation with respect to the proposed business combination, as contemplated by the definitive Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the "Business Combination Agreement"), to be entered into by Larkspur and ZyVersa. It is not intended to form the basis of any investment decision or any other decision in respect of the business combination. The information contained herein does not purport to be all-inclusive. The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to the future performance. Neither Larkspur nor ZyVersa assume any obligation to update any information in this Investor Presentation, except as required by law.

Additional Information

In connection with the Business Combination, Larkspur intends to file with the U.S. Securities and Exchange Commission's ("SEC") a Registration Statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and preliminary proxy statement. Larkspur will mail a definitive proxy statement/final prospectus and other relevant documents to its stockholders. This communication is not a substitute for the Registration Statement, the definitive proxy statement/final prospectus or any other document that Larkspur will send to its stockholders in connection with the Business Combination. Investors and security holders of Larkspur are advised to read, when available, the proxy statement/prospectus in connection with Larkspur's solicitation of proxies for its special meeting of stockholders to be held to approve the Business Combination (and related matters) because the proxy statement/prospectus will contain important information about the Business Combination and the parties to the Business Combination. The definitive proxy statement/final prospectus will be mailed to stockholders of Larkspur as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the proxy statement/prospectus, without charge, once available, at the SEC's website at www.sec.gov or by directing a request to: 100 Somerset Corporate Blvd., 2nd Floor Bridgewater, New Jersey.

Participants in the Solicitation

Larkspur, ZyVersa and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Larkspur's stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Larkspur's directors and officers in Larkspur's filings with the SEC, including the Registration Statement to be filed with the SEC by Larkspur, which will include the proxy statement of Larkspur for the Business Combination, and such information and names of ZyVersa's managers and executive officers will also be in the Registration Statement to be filed with the SEC by Larkspur, which will include the proxy statement of Larkspur for the Business Combination.

ZyVersa THERAPEUTICS
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Disclaimer (2 of 2) Cautionary Statement Regarding Forward Looking Statements This presentation contains certain forward - looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Larkspur and ZyVersa. All statements other than statements of historical facts contained in this presentation, including statements regard ing Larkspur or ZyVersa’s future results of operations and financial position, the amount of cash expected to be available to ZyVersa after the closing and giving effect to any red emp tions by Larkspur's stockholders, ZyVersa’s business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, pl ans and objectives of management for future operations, future results of current and anticipated products, and expected use of proceeds, are forward - looking statements. Th ese forward - looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunit y,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward - looking statements are subject to a number of risk s, uncertainties and assumptions, including, but not limited to, the following risks relating to the proposed transaction: the risk that the transaction may not be completed in a ti mely manner or at all, which may adversely affect the price of Larkspur’s securities; the failure to satisfy the conditions to closing the transaction, including the approval by the stockholders of Larkspur or ZyVersa and the receipt of certain governmental and regulatory approvals; the risk that some or all of Larkspur’s stockholders may redeem their share s a t the closing of the transaction; the effect of the announcement or pendency of the transaction on ZyVersa’s business relationships and business generally; the outcome of any legal proceedings that may be instituted related to the transaction; the ability to realize the anticipated benefits of the transaction; ZyVersa may use its capital resources so oner than it expects; and the risks associated with ZyVersa’s business set forth in this presentation. Moreover, ZyVersa operates in a very competitive and rapidly changing environment. B ec ause forward - looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond L ark spur’s and ZyVersa’s control, you should not rely on these forward - looking statements as predictions of future events. Forward - looking statements speak only as of the date t hey are made. Readers are cautioned not to put undue reliance on forward - looking statements, and except as required by law. Larkspur and ZyVersa assume no obligation and do no t intend to update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise. Neither Larkspur nor ZyVersa gives a ny assurance that either Larkspur or ZyVersa or the combined company will achieve its expectations. No Offer or Solicitation This presentation is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to s ell , subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or t ran sfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirement s o f Section 10 of the Securities Act. Industry and Market Data Information contained in this presentation concerning the market and the industry in which ZyVersa competes, including its ma rke t position, general expectations of market opportunity and market size, is based on information from various third - party sources, on assumptions made by ZyVersa based on s uch sources and ZyVersa’s knowledge of the markets for its services and solutions. 3

Transaction Overview

1

Transaction Structure

- ZyVersa Therapeutics, Inc. ("ZyVersa") to combine with Larkspur Health Acquisition Corp ("Larkspur"), a publicly-listed Special Purpose Acquisition Corporation ("SPAC"), with $77.67 MM cash currently held in trust
- The Transaction is expected to close in Q4 2022[1] when the post-closing company, ZyVersa, expects to be listed on Nasdaq

2

Valuation

- Transaction implies a pro forma enterprise value of ~$108.92 MM and pro forma equity value of ~$192.29 MM[2] [3]

3

Capital Structure

- Transaction is expected to result in ~$83.12 MM of cash proceeds to fund growth and expansion[2] [3]
- Existing ZyVersa shareholders to retain 100% of their equity and will own 44.20% of the pro forma company at closing[2]
- Stephen C. Glover, Co-Founder, CEO, and Chairman will hold [5.98]% of the voting power in the pro forma company at closing[2]



ASC
INFLAMMASOME INDUCERS
PRO-CASPASE 1
IC 100
DISRUPTED ASC SPECK
CASPASE 1

IC 100 Mechanism of Action

1. Timing dependent upon the SEC review process and the satisfaction of other closing conditions.
2. Assumes no redemptions by Larkspur stockholders.
3. Based on $77.67 MM cash from Larkspur's trust account and a $7 MM PIPE (700K shares at $10.00 per share).

ZyVersa THERAPEUTICS

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44.20% ZyVersa Shareholders 40.39% Larkspur Shareholders 11.76% Larkspur Sponsor 3.64% PIPE Investors 5 1. Assumes no redemptions by the public shareholders of Larkspur 2. Does not include impact of out - of - the - money warrants 3. Reflects the conversion of ZyVersa’s outstanding convertible notes and/or preferred stock, which will convert into common sto ck of the combined company 4. As of February 9, 2022 5. PIPE shares issued at $10.00 per share 6. Estimate of ZyVersa and Larkspur’s aggregate investment banking, deferred underwriting, legal, SEC and stock exchange, printi ng and consulting fees and expenses 7. Inclusive of ZyVersa’s cash balance as of July 2022 (Source: Management Accounts) Transaction Summary Sources and Uses (1) Pro Forma (1) Sources (2) ZyVersa Equity (3) $85.00 SPAC Cash in Trust (4) 77.67 PIPE Cash (5) 7.00 Total Sources $169.67 Uses (2) ZyVersa Equity $85.00 Cash to Balance Sheet 83.12 Transaction Expenses (6) 1.55 Total Uses $169.67 Pro Forma Valuation Share Price ($ / sh.) $10.00 Pro Forma Shares Outstanding (2)(3) 19.23 Implied Equity Value $192.29 (+) Debt (3) 0.00 ( - ) Pro Forma Cash (7) 83.37 Enterprise Value $108.92 US$MM, unless otherwise noted US$MM, unless otherwise noted Pro Forma Ownership (2) Illustrative

ZyVersa's Value Proposition

With two exciting programs in attractive areas, ZyVersa is well positioned to drive shareholder value over the next 12-18 months

- ~$75 billion global total addressable inflammatory and renal disease markets[1] [2]
- CEO co-founded & led multiple biopharma companies & built current management team with successful leaders from his prior companies
- Strong Board of Directors and globally renowned scientific advisors
- Two proprietary product platforms invented by top tier research scientists at University of Miami Miller School of Medicine
- Orphan disease-focused Phase 2a drug candidate leading a robust renal pipeline
- Highly differentiated mAb targeting inflammasome ASC to block initiation & perpetuation of damaging inflammation

ZyVersa THERAPEUTICS

1. Chronic Kidney Disease Drugs Market Analysis. Coherent Market Insights, November 2020
2. Anti-Inflammatory Biologics Market Size, Share & Industry Analysis. Fortune Business Insights, May 2020

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ZyVersa Investor Highlights 2 Proprietary Product Platforms • Anti - inflammatory and renal platforms each offer a “pipeline in a product” • Multiple potential indications in both categories target over $75B TAM Renal VAR 200 Cholesterol Efflux Mediator • Differentiated MOA: Mediates removal of excess intracellular lipids that contribute to kidney damage and dysfunction • Renal orphan focused • Safety profile enabling FDA clearance for Phase 2 • Next catalysts: Initiate IIT study in renal patients Q2 - 2022 for human proof - of - concept; initial data expected Q4 - 2022 Anti - inflammatory IC 100 Inflammasome Inhibitor • mAb designed and engineered by leading inflammasome and monoclonal antibody experts • Differentiated MOA: ASC inhibition attenuates initiation and perpetuation of inflammation • Preclinical pharmacology supports IND indications in MS and ARDS • Initial preclinical safety established; small scale manufacturing completed • Opportunity for indication expansion: Parkinson’s disease, atherosclerosis, early Alzheimer’s disease diabetic nephropathy, atrial fibrillation, systemic lupus, lupus nephritis, heart failure, certain cancers • Next catalysts: GLP tox study for IND and cGMP manufacturing Inflammasome Opportunity • Positioned in rapidly emerging inflammasome space; mAb providing a highly differentiated MOA • Highly attractive to biopharma and investors; over $4B in M&A activity for preclinical/phase 1 programs over last 18 months i n this sector (acquisitions by Roche, Novartis and BMS) (1) Proven Leadership Team and SAB • CEO co - founded & led multiple biopharma companies & has successful track record in licensing, M&A, raising capital, and taking companies public • Current management team built from successful leaders from CEO's prior companies ̵ Prior experience at Roche, Amgen, Novartis, Abbott, Genentech and J&J ̵ Led development of numerous top biologics through approval • SAB members are renowned leaders in inflammasome and renal research ̵ Drs. Barbosa and Baker are Former global Heads of Immunology Research at J&J 7 1. Pitchbook as of 12 / 2 / 20

Highly Experienced Leadership Team



Stephen C. Glover

- Co-Founder, Chief Executive Officer, and President
- Over 38 years in biopharmaceuticals and life sciences
- Previous roles at Coherus Biosciences, Insmed, Andrx, Amgen, and Roche
- Serves on the Boards of PDS Biotechnology, The Coulter Foundation (University of Miami), and Asclepius Lifesciences



Pablo A. Guzman, MD, FACC

- Consultant/Acting Chief Medical Officer and Chairman, Renal Scientific Advisory Board
- Over 40 years in medicine
- Previous roles at American College of Cardiology, Johns Hopkins University, and Holy Cross Hospital
- Serves on the Boards of North Ridge Medical Center and Holy Cross Hospital



Peter Wolfe

- Senior Vice President, Finance and Administration
- Over 20 years in biopharmaceuticals and life sciences
- Previous roles at KOS and Noven Pharmaceutials



Nick A. LaBella, MS, RPH

- Chief Scientific Officer, Senior VP Research and Development
- Over 34 years in biopharmaceuticals and life sciences
- Previous roles at Insmed, Cardiokine, Watson Laboratories, and Sandoz



Karen Cashmere

- Chief Commercial Officer
- Over 30 years in biopharmaceuticals and life sciences
- Previous roles at Abbott (now AbbVie), EMD Serono, Noven/Novartis Joint Venture, Andrx, and Auxilium



Melda Uzbil O'Connell

- Consultant/Acting Senior Vice President, Corporate Development
- Over 17 years in academic technology commercialization, business development and fund raising
- Previous roles at Pfizer, Duke and State of Michigan

Deep pharmaceutical experience and successful track record

>35 NDA/BLA Filings, >55 New Product Launches, >15 rare disease indications, >40 Licensing Deals & Acquisitions
$10B+ of Licensing and M&A experience, Over $250M of Private Capital Raised

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Larkspur Health Acquisition Corp. Leadership Team



Daniel J. O'Connor, J.D.

Chairman and Chief Executive Officer

- 25+ years of executive leadership experience in the biopharmaceutical industry
- Former CEO, President and Director of OncoSec (ONCS)
- Former CEO, President and Director of Advaxis (ADXS)
- Former GC/SVP and Sec. for ImClone Systems (IMCL)



David S. Briones

Chief Financial Officer

- Managing Member of Brio Financial Group
- Founding CFO and BOD of Unique Logistics International, Inc.

LarkSPUR
Health Acquisition Corp.



Christopher Twitty, Ph.D

Director

- Chief Scientific Officer of Onchilles Pharma
- 20 years experience in tumor immunology and cancer immunotherapy
- PhD from Oregon Health & Science University
- Former Scientist at: Tocagen; Cell Genesys; and Bayer Pharmaceuticals



Greg Skalicky

Director

- Chief Revenue Officer at EVERSANA'S
- Former Head of Global Commercialization at EVERSANA'S
- Former Chief Enterprise Business Officer & Executive VP of Syneos Health



Raj Mehra, Ph.D., J.D.

Director

- Founder, Chairman and CEO of Seelos Therapeutics (NASDAQ:SEEL)
- Former MD of private and public equity investments at Auriga USA
- Former Sector head for healthcare equity investments at Bennett Lawrence
- Founder and manager of long/short equity hedge fund, Weiss, Peck & Greer
- Former Investment professional at Cowen Asset Management

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Top Tier Renal Scientific Advisory Board, Known for Leadership in Glomerular Research and Advocacy Alessia Fornoni MD, PhD Professor of Medicine and Chief, Katz Family Division of Nephrology and Hypertension, University of Miami Miller School of Medicine Marlene Haffner, MD, MPH Principal & Founder, Orphan Solutions & Haffner Associates Former Director of Orphan Products Development, FDA Sharon G. Adler, MD Professor of Medicine, David Geffen School of Medicine, UCLA Chief, Division of Nephrology and Hypertension, Harbor - UCLA Medical Center Program Director, Nephrology Fellowship Training Program, Harbor - UCLA Medical Center Debbie S. Gipson, MD, MS Professor, Department of Pediatrics, University of Michigan Director, Kidney Research Network Coordinating Center Gerald B. Appel, MD Director Glomerular Kidney Center and Professor of Medicine, Columbia University Medical Center of The New York - Presbyterian Hospital 10

Renowned Anti-inflammatory Scientific Advisory Board, Recognized As Pioneers/Leaders in Inflammasome Inhibitor Space



Miguel S. Barbosa, PhD
- Former Global Head and Vice President of Immunology Research and External Innovation at Janssen Research & Development, Pharmaceutical Companies of Johnson & Johnson



Daniel G. Baker, MD
- Former Vice President, Immunology Research and Development, Janssen Pharmaceutical Companies of Johnson & Johnson



Doug H. Farrar
- CEO, Flatirons Biotech, Inc
- Former Cofounder and Chief Technical Officer, Coherus Biosciences
- Former SVP biologic manufacturing at Amgen and Insmed



Alan Herman, PhD
- Chairman Emeritus, former Chief Scientific Officer, Coherus Biosciences
- Formerly: Genentech, Amgen, Merck, Coherus Biosciences



William F. Bennett, PhD
- Principal, Bioscope Associates
- Formerly: Genentech, Sensus Corporation, Cor Therapeutics



Robert W. Keane, PhD: Inventor of Inflammasome Platform
- Professor Physiology & Biophysics, Neurological Surgery & Microbiology, and Immunology, UM
- The Miami Project to Cure Paralysis, UM



Juan Pablo de Rivero Vaccari, PhD: Inventor of Inflammasome Platform
- Research Assistant Professor, Department of Neurological Surgery, UM
- The Miami Project to Cure Paralysis, UM
- Distinguished Faculty Member of The Center for Cognitive Neuroscience and Aging, UM



W. Dalton Dietrich, III, PhD: Inventor of Inflammasome Platform
- Kinetic Concepts Distinguished Chair in Neurosurgery & Scientific Director, The Miami Project to Cure Paralysis, UM
- Senior Associate Dean, Discovery Science & Co-director, Institute for Neural Engineering, UM
- Professor, Neurological Surgery, Neurology, Biomedical Engineering & and Cell Biology, UM



Helen Bramlet, PhD: Inventor of Inflammasome Platform
- Professor, Department of Neurological Surgery, UM
- The Miami Project to Cure Paralysis, UM

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Two Wholly - Owned Product Platforms, Each With “ Pipeline Within a Product ” Potential ZyVersa’s two proprietary platforms target unmet medical needs with unique MOAs; offer multiple opportunities for expansion beyond initial targeted indications 12 Key Milestones: ASC Inhibitor Q1 - 2023: Pre - IND Meeting Q2 - 2023 : IND Filing; Phase 1 Trial Key Milestones: Cholesterol Efflux Mediator Q 1 - 2020 : Open IND Q 2 - 2022 : IIT Initiation Q 4 - 2022 : Initial IIT Data Expected

Program Current Stage of Development Key Activities IND Status and Target Date Key Milestones VAR 200 Investigator Initiated Trials (IIT) • Investigator selection and sponsorship IND Open; Available for Cross Reference Initial data (Q4, 2022) IC 100 Preclinical • GMP manufacturing • GLP toxicology • Indication expansion Pre - IND Mtg (Q1, 2023) IND Filing (Q2, 2023) Phase I safety read - out (Q4, 2023) 13 Building Value: Key Activities, Inflection Points and Regulatory Milestones VAR 200 IIT studies in multiple renal populations to gain human experience and POC ̵ Initial POC in humans Q4, 2022 IC 100: Next 12 - 24 Months Initiate acute GLP toxicology studies Manufacture clinical supplies Expand research program to evaluate up to 6 additional indications File IND and begin phase I trials Phase I results Company Transition Become a public company Q2 - 2022 Enhance operational capabilities

Renal Market Overview 14

Despite High Unmet Needs for Effective Drugs for Chronic Renal Diseases, Drug Development Innovation Did Not Emerge Until the Last Decade 15 Key Drivers of Renal Drug Development Innovations FDA Acceptance of Surrogate Endpoints for Approval (Changes in Proteinuria and eGFR) ̵ Shortened time and costs to bring innovative drugs to patients ̵ Established realistic short - term endpoints considered to be representative of long - term effects Improved Understanding of the Pathogenesis of Various Renal Diseases ̵ Facilitated identification of drug targets Health and Human Services' Advancing Kidney Health in America Initiative ̵ Reduce risk of kidney failure • Advance public health surveillance capabilities/research to improve identification of populations at risk and those in early sta ges of kidney disease • Encourage adoption of evidence - based interventions to delay/stop progression to kidney failure ̵ Improve access and quality of person - centered treatment options • Improve care coordination and patient education for patients/caregivers, enabling more person - centric transitions to safe and e ffective treatments for kidney failure • Introduce new value - based kidney disease payment models that align health care provider incentives with patient preferences and improve quality of life • Catalyze development of innovative therapies with funding from government, philanthropic and private entities, and coordinate re gulatory and payment policies to incentivize innovative product development ̵ Increase Access to Kidney Transplants • Increase utilization of organs from deceased donors by increasing organ recovery and reducing the organ discard rate • Increase number of living donors by removing donation disincentives and ensuring appropriate financial support

Cholesterol Efflux Mediator, VAR 200 2 - Hydroxypropyl - Beta - Cyclodextrin (2HP β CD) 16

VAR 200, Novel Phase 2a - Ready Cholesterol Efflux Program Targeting Orphan Kidney Disease, FSGS 17 2 - Hydroxypropyl - Beta - Cyclodextrin Licensed preclinical asset from University of Miami in 2015 FDA clearance for Phase 2 a Differentiated MOA: Mediates removal of excess intracellular lipids that contribute to kidney damage and dysfunction; competitive pipeline targets hypertension and inflammation Significant Proof of Concept: Pre - clinical data in 3 different animal models of kidney disease (FSGS, Alport syndrome, diabetic kidney disease); safety profile supported by development program and decades of use as excipient Lower - risk Opportunity: FDA concurrence to move directly to phase 2 a in adults and pediatric patients based on strong pre - clinical program and previous human experience IP Protection: 7 years orphan drug exclusivity in US, 10 years in EU; exclusive worldwide license to IP related to 2 HPβCD for treatment of kidney diseases Opportunity for Indication Expansion : As a cholesterol efflux mediator, offers potential indication expansion across multiple kidney diseases, including Alport syndrome, diabetic kidney disease, and other forms of glomerular disease comprising the global $ 12 B renal market (1) Multiple Life Cycle Opportunities 1. Chronic Kidney Disease Drugs Market Analysis. Coherent Market Insights, November 2020

VAR 200 Commercial Target Product Profile Feature VAR 200 API 2 - Hydroxypropyl - Beta Cyclodextrin Mechanism of Action Extraction of excess intracellular renal lipids for metabolism and excretion Indications Focal Segmental Glomerulosclerosis (FSGS) – Lead Candidate Alport Syndrome Key Claims At launch: induces and maintains partial or complete remission of proteinuria in patients with nephrotic syndrome Label extension: reduces the rate of disease progression Expected Dose 3g or 6g administered 2 times weekly Route of Administration Subcutaneous delivery anticipated How Supplied Single - use cartridge/device Storage Conditions Room temperature Pricing Orphan drug pricing enabled by proprietary formulation/device 18

19 VAR 200 Positioning and Value Proposition Expected to be first disease - modifying renal drug addressing pathogenic glomerular lipid accumulation to stop progression of glomerular injury, reduce proteinuria, and delay disease progression Value Proposition Anticipated Induces and maintains partial or complete remission of proteinuria in patients with nephrotic syndrome Reduces the rate of renal disease progression, delaying or avoiding need for dialysis or renal transplant ̵ Strong heath/economic outcome Safety profile supported by development program and decades of use as excipient Convenient, subcutaneous delivery via patient - centric wearable device with wireless Bluetooth connectivity ̵ Readily incorporated into combination therapy treatment algorithm without increasing the pill burden IP protection ̵ 7 years orphan drug exclusivity in US, 10 years in EU ̵ Exclusive worldwide license to IP related to 2 HPβCD for treatment of kidney diseases ̵ Expanded IP portfolio covering subcutaneous formulations/devices

Role of Renal Lipid Accumulation in Kidney Disease 20

Excess Cholesterol in Podocytes Contributes to the Pathology of Glomerular Diseases The kidneys’ filtration system, the nephron, includes a network of small capillaries known as the glomerulus Podocytes, which have long projections called foot processes, wrap around the capillaries; the space between them is known as a slit diaphragm (a lipid raft - like structure) serving as a selective barrier to prevent loss of protein in the urine (proteinuria) Maintenance of podocyte intracellular cholesterol at appropriate levels is critical to support the structural integrity and function of the podocytes and slit diaphragm; excess levels can compromise structural integrity Image from: http://schoolbag.info/biology/humans/22.html Fornoni A, Merscher S, Kopp JB. Lipid biology of the podocyte — new perspectives offer new opportunities. Nature reviews Nephrology. 2014 ; 10 (7): 379 - 388 . doi: 10.1038 /nrneph. 2014.87 .at FSGS, Alport Syndrome, and Other Glomerular Diseases Are Associated With Excess Podocyte Cholesterol Resulting From Decreased Cholesterol Efflux FSGS Patient’s Podocyte Histology (Neptune) 21

Accumulation of Glomerular Lipids Contributes to Structural Damage, Proteinuria, and Progression of Kidney Disease


Podocyte Lipid Accumulation
Distorted Podocyte Structure
Increased Susceptibility to Foot-Process Damage
Podocyte Detachment
Podocyte Loss
Impaired Glomerular Filtration Barrier
Protein Leakage Into Urine (Nephrotic Syndrome)

Normal: *Intact podocytes foot process*



Abnormal: *Flattened podocytes*



Image Adapted From D'Agati et al: *N Engl J Med* 2011; 365:2398-2411

Ducasa GM, Mitrofanova A, Mallela SK, et al. ATP-binding cassette A1 deficiency causes cardiolipin-driven mitochondrial dysfunction in podocytes. J Clin Invest. 2019;129(8):3387–3400

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Current Treatment Algorithm For Nephrotic Syndrome Addresses Hypertension and Inflammation, But Not Lipids

- **Intracellular podocyte lipid accumulation from reduced cholesterol efflux** causes podocyte injury and flattened foot processes leading to proteinuria
  - No current treatments address podocyte lipid accumulation
- **Arteriole vasoconstriction** increases arteriole pressure leading to reduced blood flow and decreased glomerular filtration rate (GFR)
  - Treated with ACE inhibitors and ARBs to dilate the arterioles
- **Glomerular inflammation** results in distorted, more porous endothelial cells and contracted mesangial cells leading to proteinuria and decreased GFR
  - Treated with steroids and calcineurin inhibitors (CIs) to reduce or eliminate the inflammation



ZyVersa THERAPEUTICS
Chronic Kidney Disease
Healthy Kidney
Podocyte
Foot processes
Mesangial cell
Capillary loop
Mesangial matrix
Glomerular basement membrane (GBM)
Endothelial cell

Image Adapted From Radica et al: Clin J Am Soc Nephrol 12: 2032–2045, 2017

No Drugs Target Glomerular Lipids

ZyVersa THERAPEUTICS

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VAR 200, 2-Hydroxypropyl-Beta-Cyclodextrin (2HPβCD) Mediates Removal of Excess Cholesterol from Podocytes



Space filling model of β-Cyclodextrin

Comprised of 7 Sugar Molecules Bound Together in a 3-D Ring

- 2HPβCD has a hydrophobic core that entraps and passively removes intracellular cholesterol from the kidney
- 2HPβCD is believed to mediate active cholesterol removal through upregulation of cholesterol efflux transporters ABCA1 and ABCG1
- Cholesterol removal restores renal structure and function



Image of βCD Adapted From Lopez et al: LoS Comput Biol 7(3): e1002020. doi:10.1371/journal.pcbi.1002020

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Current Treatment Algorithm Has Poor Response Rate, As Demonstrated in FSGS



Primary FSGS
VAR 200 Added to Regimen
Sub-nephrotic Proteinuria
30%
Nephrotic Syndrome
70%
RAS Inhibition
RAS Inhibition + High Dose Steroids (16 Weeks)
or
RAS Inhibition + Calcineurin Inhib (12 Months)*
Steroid Sensitive
45%
Steroid Resistant
55%
40%
Remission (Partial or Complete)
60%
Steroid Dependent or Relapse
Calcineurin Inhib +/- Low Dose Steroids 4-6 Months)
or
MMF + High Dose Dexamethasone**
Calcineurin Inhib +/- Low Dose Steroids (4-6 Months)
Relapse
30%
Relapse
30%

*In patients with steroid intolerance or contraindication; **In patients who do not tolerate calcineurin inhibitors.

Beaudreuil S, et al: *Optimal management of primary focal segmental glomerulosclerosis in adults.* International Journal of Nephrology and Renovascular Disease 2017:10 97–107.

ZyVersa THERAPEUTICS

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Strong Pre-clinical Support for VAR 200, With POC in 3 Different Animal Models of Kidney Disease

Diabetic Kidney Disease Model

4,000 mg/kg 3x weekly

Compared to controls, VAR 200:

- Significantly reduced cholesterol levels in kidney cells
- Protected against kidney cell damage
- Reduced urinary protein starting 8 weeks
- Significantly reduced body weight and improved metabolic control (reduced blood sugar and serum insulin)

FSGS Models

40 mg/kg/day[1]; 4,000 mg/kg 3x weekly[2]

Compared to controls, VAR 200:

- Significantly reduced kidney cortex cholesterol
- Protected against kidney cell damage
- Reduced urinary protein (proteinuria) beginning at 8 weeks, with significant difference at 10 weeks

Reduction in proteinuria reproducible in two different models across three studies

1. Adriamycin induced; 2. Nfatc1[nuc]

Alport Syndrome Model

4,000 mg/kg 3x weekly

Compared to controls, VAR 200:

- Significantly reduced cholesterol levels in kidney cells
- Significantly reduced kidney cell fibrosis and protected against damage
- Significantly reduced urinary and serum proteins starting at 3 weeks
- Normalized serum lipid profile

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Development Plan IIT Near Term 27

VAR 200 Investigator Initiated Trial, University of Michigan

Primary Investigator/Sponsor

Debbie S. Gipson, MD, MS
Professor, Department of Pediatrics, University of Michigan
Director, Kidney Research Network Coordinating Center



Cross-reference ZyVersa IND

Objectives

- Provide human proof-of-concept for VAR 200 in patients with FSGS, treatment-resistant minimal change disease, and early-onset FSGS post-transplant (up to 6 patients/group)

Study Overview

- VAR 200 will be administered IV twice weekly for 10 weeks

Endpoints

- Safety & drug tolerability
- Change in renal function (UPCR, eGFR, serum albumin)
- Change in quality of life (HrQOL)
- Pharmacokinetics

Planned Study Initiation

- Q2, 2022

ZyVersa THERAPEUTICS

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IC 100, Inflammasome Inhibitor Targeting ASC Humanized Monoclonal IgG4 Antibody That Inhibits Initiation and Perpetuation of Inflammation Associated With >100 Inflammatory Conditions 29

Immune Therapies Have Significantly Evolved Over the Last 30 Years as Immune Response Mechanisms Have Become Better Delineated Inflammasome Inhibitors Targeting IL - 1 & IL - 18 Cytokine Pathways Are Latest Generation Increased insight into B and T cell development, activation, and proliferation, cytokine and chemokine signaling, and complement activation has led to ̵ More targeted therapeutics ̵ Improved safety and efficacy ̵ Opened opportunities for intervention in a broad range of diseases, both common and rare Inflammasome inhibitors target the innate immune system, blocking activation of IL - 1 β & IL - 18, which promote immune responses and programmed cell death ( pyroptosis ) leading to exacerbation of inflammation 30 IC 100 ASC Inhibitor Source: Torreya

31 Designed To Maximize Control of Inflammation Across a Broad Range of Conditions Without Immunosuppression *Numerous conditions associated with activation of more than one type of inflammasome NLRP3 Inhibitors Target Just 1 Type of Inflammasome, and Only Block Initiation of the Inflammatory Cascade

Inflammasomes Are the Central Signaling Hubs of the Innate Inflammatory Response 1. Guo H, Callaway JB, Ting JP. Inflammasomes: mechanism of action, role in disease, and therapeutics. Nat Med. 2015;21(7):67 7 - 8 7; 2. Agrawal I, Jha S. Comprehensive review of ASC structure and function in immune homeostasis and disease. Mol Biol Rep. 2020 Apr;47(4):3077 - 3096 Multiple inflammasomes are involved in innate immunity Inflammasomes are molecular complexes comprised of: - Sensor molecules including NLRP1, NLRP2, NLRP3, NLRC4, AIM2, and Pyrin (NLRP3 best known) - Adaptor protein ASC - Pro - caspase 1 Each of the sensor molecules respond to different pathogens or danger signals ASC, which recruits pro - caspase 1 into the inflammasome, is involved with formation of 12 or more sensor molecules and their associated inflammasomes Caspase - 1 activates the cytokine IL - 1 β to trigger an immune response Inflammasomes are named by their associated sensor molecule • NLRs (NOD - like receptor protein): Sense pathogens or endogenous sterile dangerous signals to activate the inflammasome • AIM2 (Absent in melanoma 2): Senses bacterial and viral DNA to activate the inflammasome • Pyrin: Senses bacterial toxins that modify RhoA GTPase to activate the inflammasome • ASC (Apoptosis associated speck - like protein containing a caspase activating recruitment domain): Mediates the interaction between the NLR sensor and pro - caspase 1 in the inflammasome complex • Caspase 1: Activates the cytokine IL - 1β to trigger inflammation 32 Common Inflammasomes* * ASC also serves as an adaptor protein in the formation of the following inflammasomes: NLRP6, NLRP7, NLRC5, NAIP2, NAIP5, NAIP6 IC 100 Targets ASC Across Multiple Sensors

ASC Plays a Critical Role in Initiation, Amplification, and Perpetuation of the Inflammatory Response Activated inflammasomes serve as a docking platform for additional ASC molecules which polymerizes in a prion - like structure to form a large filamentous signaling platform, known as an ASC Speck ASC Specks provide a scaffold for pro - caspase - 1, triggering its activation and maturation IL - 1 β , initiating the inflammatory process Caspase - 1 drives cleavage of Gasdermin D, which triggers pyroptosis , releasing active cytokines and ASC specks into the extracellular space Activation and release of IL - 1β continues, heightening and perpetuating the inflammatory response in neighboring cells and tissues 1. Guo H, Callaway JB, Ting JP. Inflammasomes: mechanism of action, role in disease, and therapeutics. Nat Med. 2015;21(7):67 7 - 8 7; 2. Franklin BS, Bossaller L, De Nardo D, et al. The adaptor ASC has extracellular and ' prionoid ' activities that propagate inflammation. Nat Immunol. 2014;15(8):727 - 37; 3. Shaw PJ, McDermott MF, Kanneganti TD. Inflammasomes and autoimmunity. Trends Mol Med. 2010;17(2):57 - 64 33 IC 100 Inhibits ASC, Blocking Initiation & Perpetuation of Inflammation

ASC, Inhibited by IC 100, is a Component of at Least 12 Types of Inflammasomes;
Numerous Inflammatory Disorders Associated with Activation of Multiple Types of Inflammasomes

Inflammasomes and Disease

Dysregulated inflammasome activation is involved in a myriad of diseases and conditions:

- **Autoimmune Diseases:** Multiple sclerosis, systemic lupus erythematosus, lupus nephritis, rheumatoid arthritis and colitis
- **Metabolic Diseases:** Diabetes, atherosclerosis, non-alcoholic fatty liver disease and gout
- **Neurodegenerative Diseases:** Alzheimer's disease, Parkinson's disease and amyotrophic lateral sclerosis
- **Secondary Injury:** Spinal cord injury, traumatic brain injury and stroke
- **Cancer:** Lung cancer and melanoma

Disease/Condition	Inflammasomes Implicated	References
Multiple Sclerosis	AIM2, NLRP1, NLRP2, NLRP3, NLRC4	Huang 2004; Soulika 2009; Maver 2017; Freeman 2017; Noroozi 2017; Soares JL 2019
Lupus Nephritis	AIM2, NLRP3	Choubey and Panchanathan 2017; Cytokine 2019; Fu 2019
Diabetic Nephropathy	AIM2, NLRP3	Anders and Muruvue 2011; Hutton 2016
CNS Injury	AIM2, NLRP1, NLRP2, NLRP3	de Rivero Vaccari 2008, 2009, 2012; Abulafia 2009; Liu 2013; Bartolotti 2018
Alzheimer's Disease	AIM2, NLRP1, NLRP3	Ahmed 2017; Venegas 2017; White 2017; Wu 2017; Lang 2018
Rheumatoid Arthritis	AIM2, NLRP1, NLRP3, NLRP6	Goh 2017; Grandemange 2017; Li 2018; Addobbatti 2018; Lin and Luo 2016; Sode 2015; Wang 2014
Inflammatory Bowel Disease	AIM2, NLRP1, NLRP3, NLRP6, NLRC4	Vanhove 2015; Ratsimandresy 2017; Lazaridis 2017; Kanneganti 2017; Normand 2011; Levy 2015; Seregin 2017; Tye 2018; Williams 2018; Opipari and Franchi, 2015

ASC Inhibition Expected to Effectively Control Inflammation In Diverse Indications

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IC 100, a Pipeline Within a Product 35 IC 100 Has Potential in Both CNS and Non - CNS Diseases CNS Conditions: Penetrates brain and spinal cord Promising preclinical data in MS (IND - ready), spinal cord and traumatic brain injury (mechanistic proof - of - concept) Non - CNS Conditions: Promising preclinical data in ARDS (IND - ready) Strong scientific rationale and pharmacologic signal in type II diabetic nephropathy

Preclinical Roadmap - Indication Expansion Strategy 36 Acute Respiratory Distress IgA Nephropathy Huntington’s Disease Current IND - Ready Indications Wave 2 Preclinical Assessments Wave 3 Preclinical Assessments Multiple Sclerosis Pancreatic Cancer Parkinson’s Disease Congestive Heart Failure Early Cognitive Impairment Scientific/Medical Criteria Multiple inflammasome associated with pathogenesis Cytokines drive pathogenesis &/or progression Inhibition of inflammasomes positively impact outcomes Unmet Medical Needs Availability of Accepted Animal Models Established Clinical Endpoints Commercial Criteria Market size (orphan or large market) Competitive landscape Payor perceptions Orphan Indications Non - orphan Indications

IC 100 Proof - of - Concept Multiple Sclerosis, Acute Respiratory Distress Syndrome 37

IC 100 Preclinical Results

IC 100 Preclinical Results
Proof of Concept
• MS has potential as a lead indication (POC established in EAE model of MS)
• ARDS has potential as a secondary indication (POC established in ALI model of ARDS)
• Mechanistic POC established in animal models of spinal cord injury and traumatic brain injury
Safety
• MS animal study has shown attenuation of inflammation without immunosuppression
• Epigenetic screening has shown lower immunogenicity than many biologics
• Initial toxicology studies in rodents and NHP showed no significant safety issues, with a NOEL of 300mg/kg
Characterization
• Long projected half-life: 24 days*
• Strong binding affinity across human/non-human primate, mouse, and rat (KD < 1 nM), with fast association rates and low dissociation rates
• In vivo bioluminescence imaging showed that IC 100 has broad tissue distribution, crosses the blood brain barrier, and readily penetrates brain and spinal cord
• In naïve mice, liver, lung, kidney, heart, ovary and thyroid tissues were major sites of IC 100 penetration
• Confocal microscopy of fluorescently-labeled IC 100 revealed IC 100 is rapidly taken up by CNS cells and by a variety of immune cell populations
• Cell-free inflammasome assays and whole human blood inflammasome assays demonstrated that IC 100 acts intracellularly and extracellularly
• IC 100 inhibited intracellular inflammasome activation evidenced by reduction of caspase-1 processing, and it inhibited ASC oligomerization resulting in decreased release of IL-1β

* Consistent with IgG4 half-life of 21 – 24 days[1]; Based on single dose half-life study in mice (half-life 8 – 14 days)

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Primary Pharmacology Data Demonstrate IC 100 Has Potential As a Treatment for Multiple Sclerosis and Acute Respiratory Distress Syndrome Multiple Sclerosis (MS) IC 100 was administered IP to EAE - induced mice at 10 , 30 , or 45 mg/kg on day 8 before appearance of clinical symptoms, followed by treatment every 4 days for 32 days - IC 100 at 30 mg/kg resulted in a lower number of activated myeloid cells, activated microglia, and MCHII antigen presenting cells in the spinal cord, associated with improved clinical outcomes when compared to PBS controls Acute Respiratory Distress Syndrome (ARDS) Acute lung injury was induced by delivering extracellular vesicles (EV) from mice with traumatic brain injury into naïve mice, followed by IV administration of IC 100 at 5 mg/kg 1 hour after EV delivery; animals were sacrificed 24 later - IC 100 inhibited inflammasome activation and improved histopathological outcomes in lung tissue when compared to PBS controls 39

Multiple Sclerosis: ASC Inhibition Protected Against MS Disability

Only ASC-deficient EAE Mice Had Significantly Improved Functionality Based on MS Clinical Scores

MS Clinical Scores in EAE Controls and Caspase 1, NRLP3 and ASC Knock-out Models



A
WT
Caspase 1-/-
P < 0.001
Clinical Score
Days After Immunization
B
WT
NLRP3-/-
Clinical Score
Days After Immunization
C
WT
ASC-/-
Improved Clinical Score
P < 0.001
Clinical Score
Days After Immunization

IC 100 Delayed Onset and Significantly Improved Functionality Based on MS Clinical Scores in EAE MS Model

MS Clinical Scores in EAE Mice Administered IC 100 or Vehicle



Vehicle
30 mg/Kg
**p<0.05
**
Clinical Score
Days post-immunization

MS Clinical Score

1 = Loss of tail tonicity
2 = Mild hind limb weakness
3 = Partial hind limb paralysis
4 = Complete hind limb paralysis
5 = Complete hind limb paralysis with forelimb weakness or morbidity

Methodology: EAE Mouse Model

IC 100 was administered IP to EAE-induced mice at 10, 30, or 45 mg/kg on day 8 before appearance of clinical symptoms, followed by treatment every 4 days for 32 days

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MS: IC 100 Penetrated the Spinal Cord and Decreased the Number of Spinal Cord Activated Microglial, $CD4^+$, $CD8^+$, and Myeloid Cells in EAE Model

30 mg/kg IC 100 Had Highest Penetration in Spinal Cord of All Doses



IC-100 concentration (pg/µl)
400
350
300
250
200
150
100
50
V 10 30 45
Brain
V 10 30 45
Spinal cord

IC 100 (30 mg) Decreased Numbers of Activated Microglial Cells in Spinal Cord



Vehicle
IC-100 10 mg/Kg
IC-100 30 mg/Kg
IC-100 45 mg/Kg
*p<0.05
Cell Number
Microglia
MHCII+ Microglia

Microglial cells are resident innate immune cells of the CNS

In MS, activated microglia are stimulated to differentiate into sub-groups, which trigger activation of T-cells (e.g. $CD4^+$ & $CD8^+$)

IC 100 (30 mg) Decreased Infiltration of CD4+, CD8+ and Activated Myeloid Cells in the Spinal Cord



Vehicle
IC-100 10 mg/kg
IC-100 30 mg/kg
IC-100 45 mg/kg
Spinal Cord
Cell number
50000
40000
30000
20000
7000
6000
5000
4000
3000
2000
1000
0
CD4+
CD8+
B220+
B220+ MHCII+
CD11b+
CD11b+ MHCII+

CD4 = T Cells
CD8 = T Cells
B220 = B Cells
B220 MHCII = Activated B Cells
CD11b = Myeloid Cells
CD11b MHCII = Activated Myeloid Cells

CD4 and CD8 T cells are types of lymphocytes that control and shape the immune response through a variety of immune-related functions

In MS activated T-Cells cross the blood brain barrier and trigger a peripheral inflammatory response, and then, along with activated B cells and myeloid cells, infiltrate the CNS leading to exacerbation of inflammation and its damaging effects, such as demyelination

30 mg/kg IC 100 Was Optimal Dose in EAE Mouse Model; Had Highest Spinal Cord Penetration

Methodology: EAE Mouse Model

IC 100 was administered IP to EAE-induced mice at 10, 30, or 45 mg/kg on day 8 before appearance of clinical symptoms, followed by treatment every 4 days for 32 days

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Acute Respiratory Distress: IC 100 Inhibited Inflammasome and Cytokine Activation and Improved Histopathological Outcomes in an Acute Lung Injury Model



A
1 2 3 4
kDA
Caspase-1 26
ASC 25
IL-1β 22
AIM2 38
HMGB1 25
β–actin 45
B Caspase-1
C ASC
D AIM2
E IL-1β
F HMGB1
Relative Density Units
Naive
Sham-Saline
Untreated
IC 100
G
Sham Vehicle
Untreated
IC100
H
ALI Score
P≤0.0001 vs untreated

Methodology

Acute lung injury and subsequent ARDS was induced by delivering extracellular vesicles (EV) from mice with traumatic brain injury into naïve mice, followed by IV administration of IC 100 at 5 mg/kg one hour after EV delivery; animals were sacrificed 24 later

1. Kerr NA, de Rivero Vaccari JP, Abbassi S, Kaur H, Zambrano R, Wu S, Dietrich WD, Keane RW, J Neurotrauma. 2018 Sep 1;35(17):2067-2076

IC 100 Tissue Penetration Mimics That of IgG; Highest Penetration in Liver, Lungs, and Kidneys 43 IC 100 was fluorescently labeled to determine tissue distribution by in vivo imaging in B6 Albino mice

Mouse (CD - 1 Strain) 21 Day Non - GLP Repeat Dose Range Finding Study Demonstrated No Drug - related AEs at Doses Up to 300 mg/kg Parameter Results Body Weight No drug - related changes Clinical Observations No drug - related observations Clinical Pathology • Clin chem: minimal to mild increases in ALP, CK, TRIG, GLOB, A/G, & PHOS; not considered adverse given the small magnitude of the changes, lack of dose - response relationship, and lack of confirmatory microscopic findings • Hematology: mild increases/decreases in LYMPH and MONO resulting in minimally increased/decreased WBC in affected groups; not considered adverse given opposite trends in males/females and non - dose relationship Macroscopic Observations No drug - related observations Microscopic Observations No drug - related observations Mortality No drug - related unscheduled deaths Toxicokinetic Parameters • Tmax within 0.5 hour • Half - life: 8 to 14 days • Systemic exposure increased with increasing dose levels • Similar exposure between sexes ADA Not yet available 44 Methodology • 45 male and 45 female mice each received weekly IV dosing of IC 100 at 30, or 100, or 300 mg/kg for 3 weeks; 45 male, 45 female served as controls • Main study: 6 mice/sex, each group; ADA: 3 mice/sex each group; TK: 36 mice/sex each group • Main study and ADA mice sacrificed on day 21 • TK mice (3/sex/group) sacrificed at 24, 48, 120, 240, 480, and 720 hours following dosing on days 1 and on days 15

NHP (Cynomolgus Monkeys) 21 Day Non - GLP Repeat Dose Range Finding Study Demonstrated No Drug - related AEs at Doses Up to 300 mg/kg Parameter Results Food Consumption No drug - related findings Body Weight No drug - related findings Clinical Observations No drug - related observations Clinical Pathology • Clinical chemistry: No drug - related findings • Hematology: No drug - related findings • Clotting: No drug - related findings ECG No drug - related changes Macroscopic Observations No drug - related findings day 22; mottled discolored livers day 45 in one of one mid - dose female, one of one each high dose male & Female; liver discoloration an artifactual change Microscopic Observations No drug - related findings day 22 (full tissue list); No drug - related findings in liver on day 45 (only tissue examined) Mortality No drug - related mortality Toxicokinetic Parameters Not yet available ADA Not yet available 45 Methodology • 2 male and 2 female NHPs per group received weekly IV dosing of IC 100 at 30, 100, or 300 mg/kg for 3 weeks; 1 male, 1 female served as controls • TK samples (1/sex/group) collected at 0.5, 2, 8, 24, 48, 72, 96, and 120 hours following dosing on day 1; 24, 48, 120, 240, 480, and 720 hours following dosing on day 15 • 1 NHP/sex/group was sacrificed on day 21. • TK NHPs were sacrificed on day 45 (1/sex/group, no control)

IC 100 Development 46

Key Milestones: IC 100 Path to IND and Phase 1 47 Program Current Stage of Development Key Activities IND Status and Target Date Key Milestones IC 100 Preclinical • GMP manufacturing • GLP toxicology • Indication expansion Pre - IND Mtg (Q1, 2023) IND Filing (Q2, 2023) Phase I safety read - out (Q4, 2023)

Intellectual Property 48

Intellectual Property VAR 200 Exclusive, worldwide license to 2HPβCD IP for the treatment of kidney disease in humans ̵ Portfolio of issued and pending patents in the US and other countries ̵ Two patent families covering • Glomerular disorders and disease • Diabetic Kidney Disease Anticipated orphan drug exclusivity for FSGS and Alport Syndrome ̵ 7 years market exclusivity in US; 10 years in EU IP strategy includes plans to file for new formulations in development, dosing regimens, and administration routes IC 100 Exclusive, worldwide license to therapeutic and diagnostic use of inflammasome - targeted inventions in all indications ̵ Portfolio of issued and pending patents in the US and other countries ̵ Five patent families covering • Composition of Matter • Biomarkers • Methods of use IP strategy directed to broad protection of IC 100 as a platform for inflammatory conditions, including treatment and diagnos is of our pipeline indications, and a wide spectrum of other autoimmune, neurodegenerative, and metabolic diseases, or trauma Actively filing formulations in development, dosing regimens, administration routes, and new indications 49

50 Inflammasome - Opportunity: >$4B M&A Activity by Roche, Novartis and BMS Last 18 Months (1) Renal & Anti - inflammatory Programs Targeting $75B TAM (2) (3) VAR 200: Novel Cholesterol Efflux Mediator with Orphan Renal Focus IC 100: Differentiated mAb Inflammasome ASC Inhibitor; Potential for Broad Range of Indications Proven Leadership in Drug Development, M&A, Financing; Renowned SAB in Renal and Immunology 1. Pitchbook as of 12/2/20 2. Chronic Kidney Disease Drugs Market Analysis. Coherent Market Insights, November 2020 3. Anti - Inflammatory Biologics Market Size, Share & Industry Analysis. Fortune Business Insights, May 2020

Restoring Health, Transforming Lives Through Innovation 51